THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCPET PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO THE RIGHTS AND OBLIGATIONS OF THE SERIES D PREFERRED STOCK AS MORE PARTICULARLY SET FORTH IN SECTION 7 HEREOF; AND LENDER, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO A POSITION SUBORDINATE TO THE SERIES D PREFERRED STOCK.

SECURED PROMISSORY NOTE

January 16, 2026

$16,740,183.60

FOR VALUE RECEIVED, NexPoint Storage Partners Operating Company, LLC, a Delaware limited liability company, having an address at 300 Crescent Court, Suite 700, Dallas, Texas 75201 (“Borrower”), hereby promises to pay to the order of NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership, with an address at 300 Crescent Court, Suite 700, Dallas, Texas 75201 (together with its successors and assigns, “Lender”), the aggregate principal sum of FORTY MILLION DOLLARS ($40,000,000.00), or such amount as has been advanced, up to the Maximum Principal Amount (as defined below and with such Advances (as defined below) reflected on Schedule A hereto), and is then outstanding under this secured promissory note (this “Note”) (the “Principal Amount”), together with interest thereon calculated as provided for below from January 16, 2026 (the “Effective Date”) or the date of such Advance on the balance of the Principal Amount from time to time outstanding until the date that the Principal Amount and any such accrued but unpaid interest is paid in full, according to the following terms and conditions on January 16, 2031 (the “Maturity Date”), or such earlier date upon which the Principal Amount shall become due and payable in accordance with the terms hereof, whether by acceleration or otherwise.

1. Interest.

a. Amount of Interest. The outstanding balance of the Principal Amount shall accrue interest daily (calculated for actual days elapsed on the basis of a 360-day year) from and excluding the Effective Date to and including the date on which the Principal Amount is paid in full at a rate per annum equal to fourteen percent (14%).

b. Payment of Interest. Accrued but unpaid interest on the outstanding unpaid Principal Amount shall be due and payable by Borrower in arrears on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 2026, during the term of this Note (each such scheduled interest payment date, an “Interest Payment Date”); provided, however that such interest shall be paid in-kind and such paid-in-kind interest shall be applied to the then outstanding Principal Amount on each Interest Payment Date for all purposes hereunder and shall thereafter constitute outstanding principal subject to all of the terms hereof and shall accrue interest at the rate set forth in Section 1(a). Accrued and unpaid interest on the Principal Amount shall also be payable on any date on which the Principal Amount is prepaid or repaid in whole or in part, whether by acceleration or otherwise, and on the Maturity Date. Notwithstanding the foregoing, paid-in-kind is the only method of payment of interest until the full redemption of the Series D Preferred Stock (as defined below) or upon the prior written consent of the holder of the Series D Preferred Stock.

2. Payments.

a. Payment of the Principal Amount and any accrued but unpaid interest shall be made on the Maturity Date, or such earlier date upon which the Principal Amount shall become due and payable in accordance with the terms hereof, whether by acceleration or otherwise.

b. On the Maturity Date and after application of all other payments received from Borrower, any remaining unpaid principal and accrued interest shall be satisfied with the Collateral (as defined in the Pledge Agreement) that is pledged pursuant to the Pledge Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) by and among the Borrower, the other pledgors party thereto and the Lender.

c. Interest under this Note will continue to accrue until payment is actually received. Payments shall be applied first to accrued and unpaid interest, then to the Principal Amount. For purposes hereof, the term “Business Day” shall mean any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Texas. If any payment to be made hereunder (principal, interest or otherwise) becomes due and payable on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate provided for herein during such extension.

3. Optional Prepayments. Prepayment of this Note by Borrower, in part or in whole, is permitted without penalty at any time upon written notice to Lender.

4. Advances. Lender and Borrower acknowledge that, as of the date of this Note, Lender has made an initial advance hereunder in the amount of SIXTEEN MILLION SEVEN HUNDRED FORTY THOUSAND ONE HUNDRED EIGHTY-THREE DOLLARS AND SIXTY CENTS ($16,740,183.60). Borrower may, from time to time after the date hereof, request additional advances (together with the initial advance, each, an “Advance”) by Lender to Borrower up to an aggregate outstanding Principal Amount not to exceed FORTY million dollars ($40,000,000.00) (the “Maximum Principal Amount”), which additional Advances may be made at the discretion of the Lender and shall be subject to the following conditions: (i) Borrower shall deliver each such request in writing to Lender at least one (1) Business Day prior to the proposed effective date of the requested Advance (or such shorter period as agreed to by Lender in its sole discretion) and (ii) after giving effect to the requested Advance, the aggregate unpaid principal amount outstanding under this Note shall not exceed the Maximum Principal Amount. Borrower may, from time to time, repay any Advance and re-request any previously repaid Advances. The amount and funding of each Advance and the amount and repayment thereof shall be noted on Schedule A, which shall be conclusive evidence of the foregoing, absent manifest error; provided, the failure to make a notation of any Advance or repayment on Schedule A shall not limit or otherwise affect the obligations of Borrower to repay the outstanding Principal Amount and all accrued interest in accordance with this Note.

5. Place and Manner of Payment. Payments under this Note are to be made in United States currency in immediately available funds at the offices of Lender set forth in this Note or at such other location designated in writing by the Lender.

6. Collateral; Non-Recourse. Payment of this Note shall be secured by a first priority security interest in the Collateral (as defined in the Pledge Agreement). The Collateral shall be pledged pursuant to the Pledge Agreement, all the terms of which are incorporated herein by this reference. Notwithstanding anything to the contrary stated herein, the Lender agrees that for payment of this Note, it will look solely to the Collateral for recovery of amounts owing under this Note, the Borrower shall have no liability for the obligations under this Note beyond what is recoverable by the Lender from the Collateral, and no other assets or property of the Borrower shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of the Lender, or for any payment required to be made under this Note.

7. Subordination. Notwithstanding anything to the contrary, the obligations of Borrower in respect of the payments due under this Note and any other amounts due under this Note shall be and are fully subordinate and junior in right and time of payment to NexPoint Storage Partners, Inc.’s Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). No payments or prepayments under this Note shall be made except in compliance with the provisions of this Section 7. If any payment is made to Lender in violation of this provision, then Lender will deliver such payment to NexPoint Storage Partners, Inc. for distribution to the holder of Series D Preferred Stock if and when amounts are due and owed under the Series D Preferred Stock. Notwithstanding the foregoing, Lender shall be entitled to be paid the amounts due under Section 1(b) of this Note. Subject to the rights of the holder of Series D Preferred Stock under this Section 7 to receive cash otherwise payable to Lender, nothing contained in this Section 7 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest thereon as and when the same become due and payable, or shall prevent Lender, upon an event of default hereunder, from exercising all right, powers and remedies otherwise provided herein or by applicable law; provided that no principal or interest shall be repaid to Lender without the prior written consent of the holder of Series D Preferred Stock or until the Series D Preferred Stock has been redeemed in full. Borrower and Lender agree that the holder of Series D Preferred Stock is a third-party beneficiary to the provisions of this Section 7 and may enforce the terms thereof against either Borrower or Lender.

8. Representations and Warranties; Covenants. Borrower represents, warrants and covenants to, and agrees with, Lender that, as of the date hereof, and until such time as the obligations hereunder have been repaid in full:

a. Authorization; Execution and Delivery; Enforceability. This Note has been duly authorized and validly executed and delivered by Borrower and constitutes the valid, legal and binding obligation of Borrower, and is enforceable against Borrower in accordance with the terms hereof except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of the rights of creditors and (ii) general principles of equity and public policy that restrict the availability of certain remedies. Borrower has full legal capacity and authority to execute, deliver and perform this Note and to consummate the transactions contemplated hereby. This Note and any other agreements or instruments executed by it in connection herewith have been duly executed and delivered by Borrower and constitute valid and binding agreements of Borrower, enforceable against Borrower in accordance with their terms.

b. Legality. The execution, issuance, delivery to Lender and performance by Borrower of this Note do not (1) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (2) constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower (other than liens and encumbrances granted to Lender pursuant to the Pledge Agreement).

c. Judgments and Litigation. There is no pending or threatened claim or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (each an “Action”) which threaten the validity of this Note or Borrower’s right, title and interest in the Collateral. Borrower will immediately notify the Lender in writing upon acquiring knowledge of any such Action.

d. Borrower Information; Notice of Change of Address and of Default. Borrower will notify the Lender in writing immediately of the occurrence of any Event of Default. Borrower shall take all actions necessary or reasonably requested by the Lender to protect and continue its first-priority (subject to liens expressly permitted hereunder) perfected security interest in the Collateral, prior to Borrower consummating any such action referred to in the immediately preceding sentence.

e. Solvency. After giving effect to the transactions contemplated hereby, Borrower is not, and will not become, insolvent, or unable to pay Borrower’s debts as such debts become due.

f. Use of Proceeds. Borrower shall (i) use the initial Advance on the date hereof to repay the unpaid balance under that certain Operating Expense Agreement, dated as of October 2, 2025, between certain subsidiaries of the Borrower set forth on Schedule I thereto and Extra Space Storage Management, Inc. and (ii) use any Advance, other than the initial Advance on the date hereof, solely for payment of accrued and unpaid dividends on Borrower’s outstanding Series D Preferred Units, which will be used by NexPoint Storage Partners, Inc. solely for payment of amounts then due and owed on its outstanding Series D Preferred Stock so long as any Series D Preferred Stock is outstanding.

9. Events of Default; Remedies.

a. Events of Default. Any of the following shall constitute an event of default (“Event of Default”) under this Note: (i) Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Principal Amount, interest or other amount payable under this Note, (ii) Borrower fails in any material respect in the performance of any other covenant or other provision with respect to this Note, or any representation or warranty made hereunder is inaccurate or misleading in any material respect that has not been cured within thirty (30) days after notice of such breach is given to the Borrower; (iii) the service or filing of any valid and enforceable senior or pari passu lien, judgment, garnishment, order or award against Borrower’s interest in the Collateral (or any portion thereof) (other than a lien created hereunder or permitted in writing by the Lender); (iv) Borrower becomes insolvent or is generally not paying Borrower’s debts as such debts become due; (v) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or his assets; or the making of any, or sending notice of any intended, bulk sale; (vi) Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower; or (vii) any Loan Document (as defined below) ceases to be enforceable, except as caused by Lender, or is disaffirmed by Borrower or Lender’s security interest in any portion of the Collateral shall become invalid, unenforceable or unperfected, except as caused by Lender, or shall become subordinated to any other lien, claim or encumbrance, except as caused by Lender. “Loan Documents” as used in the Note shall mean this Note, the Pledge Agreement and any other agreement or documents executed by Borrower for the benefit of Lender in connection therewith.

b. Remedies Upon Event of Default.

i. Default Other Than Insolvency. Upon the happening of one or more Events of Default (except a default under Section 9(a)(v)-(vi)), the Lender may declare any obligations it may have hereunder to be cancelled and declare the outstanding principal of the Note to be immediately due and payable, together with all interest thereon and fees accruing under this Note. Upon such declaration, the outstanding Principal Amount of the Note and all other amounts due under this Note shall become immediately due and payable without presentation, demand or further notice of any kind to Borrower and Lender may exercise any and all other rights, remedies, and privileges that Lender may have under this Note, the Pledge Agreement or any applicable law, including the rights of a secured party under the UCC, in each case, subject to Section 6 above.

ii. Default - Insolvency. Borrower agrees that upon the happening of one or more Events of Default under Section 9(a)(v)-(vi), this Note shall become immediately due and payable without presentation, demand or notice of any kind and Lender may exercise any and all other rights, remedies, and privileges that Lender may have under this Note, the Pledge Agreement or any applicable law, including the rights of a secured party under the UCC, in each case, subject to Section 6 above.

iii. Defaults and Remedies. All of the foregoing rights and remedies of Lender are cumulative, and Lender shall also have upon the occurrence of any Event of Default all other rights and remedies provided under the Other Loan Documents or otherwise available at law or in equity or by statute.

10. Maximum Lawful Rate. It is the intent of Borrower and Lender to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contracted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law. If Lender shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Note in the inverse order of its maturity and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the Borrower hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section 10, the term “applicable law” shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

11. Notices. Any demand, notice or other communication to be given hereunder shall be in writing and shall be sent by delivery in person, by courier service, by telecopy, by e-mail, by registered or certified mail (postage prepaid, return receipt requested), if to Borrower, at its address as indicated in the recital of parties to this Note; and if to Lender, at its principal executive offices; or, as to each party, at such other address and to such other individual as shall be designated by such party in a written notice to the other party. Any notice given hereunder shall be deemed to have been given upon the earliest of: (a) receipt, (b) three (3) days after being deposited in the U.S. mail, postage prepaid, registered or certified mail, return receipt requested and (c) one (1) day after being sent by recognized overnight delivery service, return receipt requested.

12. No Waiver. Failure of Lender to avail itself of any terms, covenants or conditions of this Note for any period of time or for any reason shall not constitute a waiver thereof.

13. Amendments. Any change, amendment, modification, abridgment, cancellation or discharge of this Agreement or any term or provision hereof shall be in writing signed by Lender and Borrower.

14. Successors and Assigns. The Borrower shall not be permitted to assign any of its obligations hereunder without first obtaining the Lender’s prior written consent thereto. The Lender may in its sole discretion sell, transfer, pledge and/or encumber all or any portion of this Note, the Pledge Agreement or any other Loan Document and its rights and obligations hereunder and thereunder. Upon an assignment of this Note or any portion therein by the Lender, the assignee shall be deemed to be a lender and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of the Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and the assignor shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish such rights and be released from such obligations under this Note, the Pledge Agreement and any other Loan Document accruing from and after the effective date of the assignment.

15. Severability. If any provision hereof is deemed to be illegal or unenforceable for any reason, the remaining provisions hereof shall not be affected thereby.

16. Governing Law; Jurisdiction. Irrespective of the place of execution and/or deliver, this Note shall be governed by, and shall be construed in accordance with the laws of the State of Texas.

17. Waiver of Trial by Jury. BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER AND EACH ACKNOWLEDGES THAT NEITHER THE OTHER NOR ANY PERSON ACTING ON BEHALF OF THE OTHER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AND LENDER EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION.

18. Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

19. Borrower Waiver; Expenses; Indemnity.

(a) Each party hereto shall be responsible for its own fees and expenses incurred in connection with this Note; provided, however, that Borrower shall reimburse Lender for any and all out- of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Lender in connection with the taking of any action to collect or otherwise enforce, and/or exercise remedies under or with respect to, this Note against Borrower or any other person who is or may become liable thereunder. All such costs and expenses that are documented in reasonable detail shall be repayable to Lender on demand within a reasonable period of time but in any event not later than ten (10) Business Days from the date of demand thereof.

(b) Borrower agrees to indemnify and hold harmless Lender and its affiliates from any and all damages, losses, claims and reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which Lender or its affiliates may incur by reason of Borrower’s failure promptly to pay when due the indebtedness evidenced by this Note, any breach or inaccuracy of any of Borrower’s representations and warranties under this Note, any breach of Borrower’s covenants and agreements under this Note and/or otherwise in connection with the transactions contemplated by this Note, including the reasonable cost of preparing and defending any investigation or proceeding arising out of the foregoing, whether commenced by the Borrower, any of its affiliates or any other person.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Note on the date first written above.

BORROWER:

NEXPOINT STORAGE PARTNERS OPERATING COMPANY, LLC

By: NexPoint Storage Partners, Inc., its Managing Member

By: /s/ John Good

Name: John Good

Title: Chief Executive Officer

Acknowledged and Agreed:

LENDER:

NEXPOINT REAL ESTATE FINANCE OPERATING
PARTNERSHIP, L.P.

By: /s/ Paul Richards

Name: Paul Richards

Title: Chief Financial Officer, Executive Vice President
Finance, Assistant Secretary and Treasurer

Solely as a third-party beneficiary under Section 7:

EXTRA SPACE STORAGE LP

By: /s/ Gwyn McNeal

Name: Gwyn McNeal

Title: Trustee

[Signature page to Secured Promissory Note]

SCHEDULE A

Advances

The initial principal amount of this Note is SIXTEEN MILLION SEVEN HUNDRED FORTY THOUSAND ONE HUNDRED EIGHTY-THREE DOLLARS AND SIXTY CENTS ($16,740,183.60). The following increases or decreases in the principal balance outstanding under this Note have been made:

Date of increase/decrease	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount outstanding under this Note following such decrease or increase	Signature of authorized signatory of Lender

[Schedule A to Promissory Note]

[Signature page to Secured Promissory Note]